                                  Exhibit 11.1

                 Supplemental Computation of net loss per share


Supplemental computation of net loss per share


                                                                  Year Ended December 31,
                                                              1996            1997             1998
                                                         -------------    -------------    -------------
Basic:
Net Loss                                                 $ (7,482,000)    $ (6,313,000)    $(25,157,000)
                                                         -------------    -------------    -------------
Cumulative Dividends on manditorily
convertible preferred stock                                      --               --           (276,000)
                                                         -------------    -------------    -------------
Net loss applicable to common stockholders               $ (7,482,000)    $ (6,313,000)    $(25,433,000)
                                                         -------------    -------------    -------------
                                                         -------------    -------------    -------------
Basic weighted average shares outstanding                   1,765,053        1,802,235       10,248,677
                                                         -------------    -------------    -------------
                                                         -------------    -------------    -------------
Basic net loss per common share                          $      (4.24)    $      (3.50)    $      (2.48)
                                                         -------------    -------------    -------------
                                                         -------------    -------------    -------------
Diluted:
Net Loss applicable to common stockholders               $ (7,482,000)    $ (6,313,000)    $(25,433,000)
                                                         -------------    -------------    -------------
                                                         -------------    -------------    -------------
Basic weighted average shares outstanding                   1,765,053        1,802,235       10,248,677
Neteffect of dilutive securities                                 --               --               --
                                                         -------------    -------------    -------------
Diluted weighted average shares outstanding                 1,765,053        1,802,235       10,248,677
                                                         -------------    -------------    -------------
                                                         -------------    -------------    -------------
Diluted net loss per common share                        $      (4.24)    $      (3.50)    $      (2.48)
                                                         -------------    -------------    -------------
                                                         -------------    -------------    -------------

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